Exhibit 4.1

Execution Version

NOBLE HOLDING INTERNATIONAL LIMITED,

as Issuer

NOBLE CORPORATION,

as Parent Guarantor

NOBLE 2018-I GUARANTOR LLC

NOBLE 2018-II GUARANTOR LLC

NOBLE 2018-III GUARANTOR LLC

NOBLE 2018-IV GUARANTOR LLC,

as Subsidiary Guarantors

AND

WELLS FARGO BANK, N.A.,

as Trustee

INDENTURE

Dated as of January 31, 2018

7.875% Senior Guaranteed Notes due 2026

i

APPENDIXES

Appendix A

Exhibit 1.1 to Appendix A	–	Form of 144A Global Security

Exhibit 1.2 to Appendix A	–	Form of Regulation S Global Security

Appendix B – Form of Certificate of Transfer

Appendix C – Form of Certificate of Exchange

Appendix D - Form of Supplemental Indenture to be delivered by Subsequent Guarantors

INDENTURE dated as of January 31, 2018, among NOBLE HOLDING INTERNATIONAL LIMITED, a Cayman Islands exempted company (the “Company”), NOBLE CORPORATION, a Cayman Islands exempted company (the “Parent Guarantor”), the Subsidiary Guarantors (as defined herein), and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the issuance of $750,000,000 aggregate principal amount of 7.875% Senior Guaranteed Notes due 2026, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities (as defined below), when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors (as defined below), in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Securities, as follows:

Article 1

Definitions and Incorporation by Reference

SECTION 1.01    Definitions.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.04, whether or not they bear the same CUSIP number, it being understood that any Securities issued in exchange for or in replacement of any Securities issued on the Issue Date shall not be Additional Securities.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” as calculated by the Company and set forth in an Officers’ Certificate delivered to the Trustee, means, at any redemption date, the greater of (A) 1.00% of the principal amount of such Security and (B) the excess of (1) the present value at such redemption date of (a) the redemption price of such Security on February 1, 2021 (such redemption price being set forth in the table appearing in Section 3.08(c)) exclusive of any accrued interest plus (b) all required remaining scheduled interest payments due on such Security through February 1, 2021 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the then Outstanding principal amount of such Security on such redemption date.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Attributable Indebtedness,” when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first day such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or the Parent Guarantor, as applicable, or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company or the Parent Guarantor, as applicable.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Parent Guarantor, as applicable, to have been duly adopted by the Board of Directors of the Company or the Parent Guarantor, as applicable, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles in the United States, as in effect on December 31, 2017, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles in the United States, as in effect on December 31, 2017.

“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Parent Guarantor), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor and its subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Parent Guarantor or one of its Subsidiaries, or a Person controlled by the Parent Guarantor or one of its Subsidiaries (excluding a Redomestication of the Parent Guarantor); (b) the consummation of any transaction (including, without limitation, any merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) other than Noble-UK or any of its subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding Voting Stock of the Parent Guarantor (excluding a Redomestication of the Parent Guarantor); (c) the adoption by the Board of Directors of the Parent Guarantor of a plan of liquidation or dissolution for the Parent Guarantor; and (d) either (i) the Parent Guarantor or any successor Person resulting from any transaction permitted by Section 5.01 of this Indenture or (ii) in the event Noble-UK becomes a guarantor of the Securities, Noble-UK ceases to own, directly or indirectly, 100% of all outstanding equity interests of the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event with respect to the Securities.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Consolidated Group” means, collectively, the Parent Guarantor, the Company and their respective Subsidiaries. Each Person that is the Parent Guarantor, the Company or a Subsidiary included in the Consolidated Group at any time is referred to herein as a “Member of the Consolidated Group.”

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those that are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and current maturities of long-term debt) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Parent Guarantor and its consolidated Subsidiaries and determined in accordance with generally accepted accounting principles in the United States.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wells Fargo Bank, N.A., 1445 Ross Avenue, Suite 4300, Dallas, Texas 75202, Attention: Corporate Trust, Municipal and Escrow Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means one or more debt facilities, including the Revolving Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.04) or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates, regardless of whether such agreements or arrangements are subject to hedge accounting.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.3 of Appendix A to this Indenture, in substantially the form of a Global Security hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” of any Person means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided that any class of Capital Stock of such Person that by its terms authorizes such Person, at such Person’s sole option, to satisfy its obligations thereunder by delivery of Capital Stock that are not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale occurring prior to the 91st day after the Maturity Date will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s purchase of the Securities as required under Section 4.02.

“Equity Offering” means a primary offering of Capital Stock other than (i) Disqualified Stock, (ii) issuances to any Subsidiary of Noble-UK or (iii) public offerings with respect to Noble-UK’s common shares, options, warrants or rights made pursuant to an employee benefit plan only to employees of Noble-UK or its Subsidiaries.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute.

“Fitch” means Fitch Ratings Inc. and its successors.

“Funded Indebtedness” means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that by its terms matures on, or that is renewable at the option of any obligor thereon to, a date more than one year after the date on which such Indebtedness is originally incurred.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Security Legend” means the legend set forth in Section 2.3(e)(3) of Appendix A to this Indenture, which is required to be placed on all Global Securities issued under this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)    entered into for the primary purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means the Parent Guarantor and the Subsidiary Guarantors.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“incur” means issue, assume, Guarantee, incur or otherwise become liable for. The term “incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, performance bonds and other obligations issued by or for the account of such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of such obligations and (2) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (b) the amount of obligations as have been assumed by such Person or that are otherwise such Person’s legal liability), and (vii) all Indebtedness of others (other than endorsements in the ordinary course of business) Guaranteed by such Person to the extent of such Guarantee.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates, regardless of whether such agreements or arrangements are subject to hedge accounting.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB— or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB— or better by Fitch (or its equivalent under any successor rating categories of Fitch).

“Investment Grade Ratings” means a rating of Investment Grade from at least two of three of Moody’s, S&P or Fitch.

“Issue Date” means January 31, 2018.

“Joint Venture” means any partnership, corporation or other entity in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Parent Guarantor and/or one or more Subsidiaries of the Parent Guarantor.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest. For purposes of this Indenture, the Parent Guarantor or any Subsidiary of the Parent Guarantor shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Noble-UK” means Noble Corporation plc, a public limited company incorporated under the laws of England and Wales.

“Non-Recourse Indebtedness” means any of the Parent Guarantor’s Indebtedness or any Indebtedness of any of its Subsidiaries in respect of which (a) the recourse of the holder of such Indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to (i) Liens on specified assets and (ii) in respect of Indebtedness of a Subsidiary, Liens on assets of the Subsidiary acquired after the Issue Date, and with respect to such Indebtedness of the Parent Guarantor or any of its Subsidiaries, neither the Parent Guarantor nor any of its Subsidiaries (other than the issuer of such Indebtedness) provides any credit support or is otherwise liable or obligated and (b) the occurrence of any event, or the existence of any condition under any agreement or instrument relating to such Indebtedness, shall not at any time have the effect of accelerating, or permitting the acceleration of, the maturity of any other Indebtedness of the Parent Guarantor or any of its Subsidiaries or otherwise permitting any such other Indebtedness to be declared due and payable, or to be required to be prepaid, purchased or redeemed, prior to the stated maturity thereof.

“Offering Memorandum” means the offering memorandum dated as of January 17, 2018 relating to the offering of the Securities on the Issue Date.

“Officer” means any one of the Chief Executive Officer, the Chief Financial Officer, the Chairman, any Deputy Chairman, the President, any Senior Vice President, any Vice President, the Controller, the Treasurer, the Secretary or any Director of the Company.

“Officers’ Certificate” means a certificate signed by any one of the Chairman, Deputy Chairman, Chief Executive Officer, President, any Senior Vice President or any Vice President,

together with any one of the Treasurer, any Assistant Treasurer, Controller, Assistant Controller, the Secretary, any Assistant Secretary or any Director, of the Company or the Parent Guarantor, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be internal legal counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1)    Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)    Securities, or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)    Securities, except to the extent provided in Sections 8.02 and 8.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 8; and

(4)    Securities which have been issued pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a “protected purchaser” (as defined in Article 8 of the Uniform Commercial Code) in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or are present at a meeting of Holders for quorum purposes, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Parent Guarantor” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Pari Passu Indebtedness” means any Indebtedness (including any Additional Securities) of the Company or a Guarantor (including any guarantees thereof by the Company or any Guarantor), whether outstanding on the Issue Date or thereafter created, incurred or assumed that ranks equally in right of payment to the Securities, in the case of the Company, or the Securities Guarantees, in the case of any Guarantor (without giving effect to collateral arrangements).

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Performance Guaranties” means all guaranties of performance (and not financial guarantees) of the Company, the Parent Guarantor or any other Member of the Consolidated Group delivered in connection with the construction, operation, ownership or financing of Principal Property.

“Performance Letters of Credit” means all letters of credit issued as support for Non-Recourse Indebtedness or a Performance Guaranty.

“Permitted Liens” means:

(1)    Liens existing on the Issue Date;

(2)    Liens on property or assets of, or any shares of stock of, or other equity interests in, or indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company or at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries or on property or assets at the time such property or asset is acquired by the Company or any of its Subsidiaries or at the time of a sale, lease or other disposition of all or substantially all of the properties and assets of a Person to the Company or a Subsidiary of the Company;

(3)    Liens in favor of the Parent Guarantor or any of its Subsidiaries;

(4)    Liens in favor of governmental bodies to secure progress or advance payments;

(5)    Liens securing industrial revenue or pollution control bonds, or similar indebtedness;

(6)    Liens securing Indebtedness permitted under Section 4.04(9);

(7)    statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(8)    Liens on current assets of the Company or any of its Subsidiaries securing its Indebtedness or Indebtedness of any such Subsidiary, respectively;

(9)    Liens on the stock, partnership or other equity interest of the Company or any of its Subsidiaries in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness; provided that the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

(10)    Liens under workers’ compensation or similar legislation;

(11)    Liens in connection with legal proceedings or securing tax assessments, which in each case are being contested in good faith;

(12)    good faith deposits in connection with bids, tenders, contracts or leases;

(13)    deposits made in connection with maintaining self-insurance to obtain the benefits of laws, regulations or arrangements relating to unemployment insurance, old age pensions, social security or similar matters or to secure surety, appeal or customs bonds;

(14)    Liens securing Indebtedness and other obligations permitted to be incurred under Section 4.04(11); and

(15)    any extensions, substitutions, replacements or renewals in whole or in part of a Lien enumerated in clauses (1) through (14) above.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including any governmental authority.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Property” means any jackup, semisubmersible, drillship, submersible or other mobile offshore drilling unit, or integral portion thereof, owned or leased by the Parent Guarantor or any Subsidiary of the Parent Guarantor and used for drilling offshore oil and gas wells, which, in the opinion of the Parent Guarantor’s Board of Directors, is of material importance to the business of the Parent Guarantor and its Subsidiaries taken as a whole, but no such jackup, semisubmersible, drillship, submersible or other mobile offshore drilling unit, or portion thereof, shall be deemed of material importance if its net book value (after deducting accumulated depreciation) is less than 2.0% of Consolidated Net Tangible Assets of the Parent Guarantor and its consolidated Subsidiaries.

“Private Placement Legend” means the legend set forth in Section 2.3(e)(1) of Appendix A hereof to be placed on all Securities issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means, with respect to the Securities, (1) each of Moody’s, S&P and Fitch, and their respective successors and (2) if any of the aforementioned ceases to rate such Securities or fails to make a rating of such Securities publicly available for reasons outside of the Parent Guarantor’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Parent Guarantor as a replacement agency for each of the aforementioned, or any of them, as the case may be.

“Rating Event” means, with respect to the Securities, the rating of such Securities is lowered by at least two of three of the Rating Agencies to any rating below the rating received by such Securities upon issuance on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of such Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Redomestication” means:

(1)    any amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action of Noble-UK with or into any other person (as such term is used in Section 13(d) of the Exchange Act), or of any other person (as such term is used in Section 13(d) of the Exchange Act) with or into Noble-UK, or the sale, distribution or other disposition (other than by lease) of all or substantially all of the properties or assets of Noble-UK or the Parent Guarantor and its Subsidiaries taken as a whole to any other person (as such term is used in Section 13(d) of the Exchange Act),

(2)    any continuation, discontinuation, domestication, redomestication, amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, conversion, consolidation or similar action with respect to Noble-UK or the Parent Guarantor pursuant to the law of the jurisdiction of its organization and of any other jurisdiction, or

(3)    the formation of a Person that becomes, as part of the transaction or series of related transactions, the direct or indirect owner of substantially all of the voting shares of Noble-UK or the Parent Guarantor (the “New Parent”),

if as a result thereof

(a)    in the case of any action specified in clause (1), the entity that is the surviving, resulting or continuing Person in such amalgamation, merger, plan or scheme of arrangement, exchange offer, business combination, reincorporation, reorganization, consolidation or similar action, or the transferee in such sale, distribution or other disposition,

(b)    in the case of any action specified in clause (2), the entity that constituted Noble-UK or the Parent Guarantor immediately prior thereto (but disregarding for this purpose any change in its jurisdiction of organization), or

(c)    in the case of any action specified in clause (3), the New Parent

(in any such case, the “Surviving Person”) is a corporation or other entity, validly incorporated or formed and existing in good standing (to the extent the concept of good standing is applicable) under the laws of any jurisdiction, whose voting shares of each class of Capital Stock issued and outstanding immediately following such action, and giving effect thereto, shall be beneficially owned by substantially the same Persons, in substantially the same percentages, as was such Capital Stock or shares of the entity constituting Noble-UK or the Parent Guarantor (or in the case of any action specified in clause (3), the direct or indirect owner of substantially all of the voting shares of Noble-UK or the Parent Guarantor) immediately prior thereto. For the purposes of this definition, the Parent Guarantor shall also mean any successor Person resulting from any transaction permitted by Section 5.01.

“Restricted Definitive Security” means one or more Definitive Securities bearing the Private Placement Legend.

“Restricted Global Security” means 144A Global Securities and Regulation S Global Securities.

“Revolving Credit Facilities” means (1) the Revolving Credit Agreement, dated as of December 21, 2017, among Noble Holding UK Limited, as parent guarantor, Noble Cayman Limited, as borrower, Noble International Finance Company, as designated borrower, and certain additional subsidiaries from time to time party thereto, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as amended, supplemented, restated or otherwise modified from time to time and (2) the Revolving Credit Agreement, dated as of December 26, 2015, among the Parent Guarantor, as borrower, Noble International Finance Company, as designated borrower, Wilmington Trust, National Association, as successor administrative agent, and the lenders party thereto, as administrative agent, and the lenders party thereto, as amended, supplemented, restated or otherwise modified from time to time.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Financial Services LLC and its successors.

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any Subsidiary of the Company leases any Principal Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than five years, (2) leases between the Parent Guarantor and a Subsidiary of the Parent Guarantor or between its Subsidiaries, or (3) leases of Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction, alteration, improvement or repair, or the commencement of commercial operation of the Principal Property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the 7.875% Senior Guaranteed Notes due 2026 issued on the Issue Date and the Additional Securities, if any, treated as a single class.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Guarantee” means each Guarantee of the obligations with respect to the Securities issued by a Guarantor pursuant to the term of this Indenture.

“Subsidiary Guarantors” means Noble 2018-I Guarantor LLC, Noble 2018-II Guarantor LLC, Noble 2018-III Guarantor LLC and Noble 2018-IV Guarantor LLC and any other Subsidiary of the Parent Guarantor that has issued a Securities Guarantee.

“Subsidiary” means, for any Person (the “parent”), any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent.

“Treasury Rate” means as of any date of redemption of the Securities, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to February 1, 2021; provided, however, that if the period from the redemption date to February 1, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 1, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Definitive Securities” means one or more Definitive Securities that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Securities” means one or more Global Securities that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“Wholly Owned Subsidiary” means, as to any Person, a corporation or other entity of which all of the outstanding stock or other beneficial interests (other than any directors’ qualifying shares) having by the terms thereof ordinary voting power to elect a majority of the full board of directors or other governing body of such corporation or other entity (irrespective of whether or not at the time stock or other beneficial interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02    Other Definitions.

Term	Defined in Section
“144A Global Security”	Appendix A 2.1(a)
“Additional Amounts”	12.01(a)
“Agent Members”	Appendix A 2.1(b)
“Alternate Offer”	4.02(h)
“Appendix A” “Change of Control Offer”	2.01 4.02(b)(2)
“Change of Control Payment”	4.02(a)
“Change of Control Payment Date”	4.02(b)(2)
“covenant defeasance”	8.03
“defeasance”	8.02
“DTC”	2.03
“Event of Default”	6.01
“General Secured Debt”	4.03
“Global Security”	Appendix A 2.1(a)
“Guaranteed Obligations”	11.01
“Judgment Currency”	6.06
“Maturity Date”	4.04
“Paying Agent”	2.03
“refinancing”	4.04(a)(13)
“Registrar”	2.03
“Regulation S Global Security”	Appendix A 2.1(a)
“Required Currency”	6.06
“Taxing Jurisdiction”	12.01(a)
“Trust Indenture Act”	1.06
“U.S. Government Obligations”	8.04(2)
“Withholding Tax”	12.01(a)

SECTION 1.03    Rules of Construction. Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    “including” means including without limitation;

(5)    words in the singular include the plural and words in the plural include the singular;

(6)    all references to the date the Securities were originally issued shall refer to the Issue Date.

SECTION 1.04    Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture, the Company and each Guarantor (i) irrevocably designates and appoints, and acknowledges that it has irrevocably designated and appointed, Noble Drilling Services Inc., 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities, the Securities Guarantees or this Indenture that may be instituted in any United States federal or New York state court in The City of New York or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or, subject to Section 6.07, any Holder of Securities or Securities Guarantees in any United States federal or New York state court in The City of New York, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon the Company and written notice of said service to the Company (mailed or delivered to its Secretary at its principal office specified in Section 13.01), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company in full force and effect so long as any of the Securities shall be Outstanding or any amounts shall be payable in respect of any Securities.

Each of the Company and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit or proceeding in any such court.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of them hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Securities Guarantees and the Securities, to the extent permitted by law.

SECTION 1.05    Currency. References herein to “$” are to lawful money of United States of America.

SECTION 1.06     No Incorporation by Reference of Trust Indenture Act. This Indenture is not qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture.

Article 2

The Securities

SECTION 2.01    Form and Dating. Provisions relating to the Securities are set forth in Appendix A attached hereto (“Appendix A”) which is hereby incorporated in, and expressly made part of, this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1.1 and Exhibit 1.2 to Appendix A, in the case of the 144A Global Securities and Regulation S Global Securities, respectively, which are hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Appendix A are part of the terms of this Indenture.

SECTION 2.02    Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee, upon a written order of the Company signed by an Officer of the Company, together with the other documents required by Sections 13.02 and 13.03, shall authenticate (i) Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $750,000,000 and (ii) subject to Sections 2.13 and 4.04, Additional Securities. Such written order of the Company shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03    Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate reasonable compensation therefor pursuant to Section 7.06. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

SECTION 2.04    Paying Agent To Hold Money in Trust. Prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any Default by the Company in making any such payment. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05    Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to Securities and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.

SECTION 2.06    Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar, if any, with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including the Appendix A thereto) are met. When Securities are presented to the Registrar or a co-registrar, if any, with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Definitive Security or Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.07    Replacement Securities. If any mutilated Security is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of evidence of authentication in accordance with Section 2.02, shall authenticate a replacement Security if the Trustee’s requirements for replacement of Securities are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.

Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08    Outstanding Securities. Securities Outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or the Maturity Date money sufficient to pay all principal (and premium, if any) and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

SECTION 2.09    Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10    Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of in accordance with the Trustee’s policy then in effect (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company upon written request unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11    Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders of Securities on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send to each Holder of Securities a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Trustee will have no duty to determine whether any defaulted interest is payable or the amount thereof. The Trustee will have no duty whatsoever to determine whether any defaulted interest is payable or the amount thereof.

SECTION 2.12    CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13    Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.04, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All Securities issued under this Indenture (including any Additional Securities) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)    the series and the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2)    the issue price, the issue date and the CUSIP number and ISIN, if any, of such Additional Securities; provided, however, that if the Additional Securities are not fungible with the Securities issued on the Issue Date for U.S. federal income tax purposes, the Additional Securities will have a separate CUSIP number.

In addition to the foregoing, the Company shall deliver to the Trustee a written order as described in Section 2.02, an Opinion of Counsel as to enforceability of the Additional Securities, together with an Opinion of Counsel that all conditions precedent to the issuance and authentication of the Additional Securities have been satisfied.

Article 3

Redemption

SECTION 3.01    Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.08 or Section 3.09, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price, if then ascertainable and the paragraph or subparagraph of such Article or Section of this Indenture pursuant to which the redemption shall occur.

The Company shall give each notice to the Trustee provided for in this Section at least five Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) by delivering to the Trustee an Officers’ Certificate stating that such redemption will comply with the provisions of this Indenture and the Securities.

SECTION 3.02    Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis or, if such Securities are in global form, in accordance with the procedures of the Depositary, although no Security of $2,000 in original principal amount or less will be redeemed in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03    Notice of Redemption. At least 15 days but not more than 60 days before a date for redemption of Securities, the Company shall send, or cause to be sent (in the case of Securities held in book-entry form, by electronic transmission) a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary. Notwithstanding the above, when notice has to be given to a holder of a global security (including any notice of redemption) such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures. Notices of redemption may be subject to one or more conditions precedent.

The notice shall identify the Securities to be redeemed and shall state:

(1)    the redemption date;

(2)    the redemption price (if then determined, or otherwise, the method of determination);

(3)    the name and address of the Paying Agent;

(4)    that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)    if fewer than all the Outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)    that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)    the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8)    the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(9)    any conditions precedent to the redemption of the Securities; and

(10)    that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with an Officers’ Certificate delivered five Business Days prior to notification of the Holders (unless the Trustee consents to a shorter period) containing the information required by this Section.

SECTION 3.04    Effect of Notice of Redemption. Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, unless the conditions described in the notice of redemption have not been satisfied. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date, interest shall cease to accrue on the Securities and the only right of the Holders shall be to receive payment of the redemption price plus accrued interest to, but not including, the date of redemption.

SECTION 3.05    Deposit of Redemption Price. On or prior to 11:00 a.m. Eastern time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06     Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07    No Mandatory Redemption; Open Market Repurchase. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities. The Company and its Affiliates may at any time and from time to time acquire Securities through redemption, by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Company or its Affiliates may determine. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption unless the Company has expressly stated that it is exercising its redemption rights hereunder.

SECTION 3.08    Optional Redemption.

(a)    Prior to February 1, 2021, the Company may, on one or more occasions, redeem up to a maximum of 40% of the Securities (calculated giving effect to any issuance of Additional Securities) in an amount not to exceed the Net Cash Proceeds of one or more Equity Offerings by Noble-UK (or in the event of a Redomestication, any Surviving Person) that are contributed to the Parent Guarantor (or any successor Person resulting from any transaction permitted by Article 5) or that are used to purchase Capital Stock (other than Disqualified Stock) of the Parent Guarantor (or such successor Person), at a redemption price equal to 107.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) after giving effect to any such redemption at least 60% of the aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains Outstanding; and (2) any such redemption by the Company must be made within 90 days of such Equity Offering.

(b)    Prior to February 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)    On or after February 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on February 1 of the years indicated below:

Year	Percentage
2021	105.906%
2022	103.938%
2023	101.969%
2024 and thereafter	100.000%

(d)    Any redemption pursuant to this Section 3.08 shall be made pursuant to Sections 3.01 through 3.06.

SECTION 3.09    Tax Redemption. (a) The Securities shall be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described in Section 3.03, if the Company determines that:

(1)    as a result of (A) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction, or (B) any change in the official position regarding the application or interpretation of such laws, treaties, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after (i) January 17, 2018, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands becomes the Company’s successor, the Company or such successor, as applicable, has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 12.01 with respect to any Security and, in any such case (x) the Company receives an Opinion of Counsel to that effect and (y) the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company; or

(2)    on or after (i) January 17, 2018, or (ii) the date a party organized in a jurisdiction other than the Cayman Islands becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, any Taxing Jurisdiction (or any jurisdiction where the

Company’s successor is organized or a tax resident) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in Section 3.09(a)(1), whether or not such action was taken or such decision was rendered with respect to the Company or such successor, as applicable, or any change, amendment, application or interpretation will be officially proposed, which, in any such case, in an Opinion of Counsel, will result in the Company, or the successor, as applicable, becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Security, and, in any such case, the Company, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company.

(b)    In the event that the Company elects to redeem the Securities pursuant to Section 3.09(a), the Company shall deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to redeem the Securities pursuant to their terms.

(c)    Any redemption pursuant to this Section 3.09 shall be made pursuant to Sections 3.01, 3.03, 3.04 and 3.05; provided, however, no notice of redemption for tax reasons may be given earlier than 60 days prior to the earliest date on which the Company, or the successor, as applicable, would be obligated to pay Additional Amounts if a payment on the Securities were then due.

Article 4

Covenants

SECTION 4.01    Payment of Securities. The Company shall promptly pay the principal of (and premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal (and premium, if any) and interest shall be considered paid on the date due if the Trustee or the Paying Agent holds in accordance with this Indenture as of 11:00 a.m. Eastern time on the due date money sufficient to pay all principal (and premium, if any) and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02    Change of Control Repurchase Event. (a) Upon the occurrence of a Change of Control Repurchase Event with respect to the Securities, unless the Company has previously or concurrently exercised its right to redeem all of the Securities pursuant to Section 3.08 or Section 3.09, each Holder of Securities will have the right, except as provided below, to require that the Company repurchase all or any part (in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities for a cash price equal to 101.0% of the aggregate principal amount of the Securities to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase (the “Change of Control Payment”).

(b)    Not later than 30 days following any Change of Control Repurchase Event, the Company shall deliver, or cause to be delivered, to the Holders of record of the Securities, with a copy to the Trustee, a notice:

(1)    describing the transaction or transactions that constitute the Change of Control Repurchase Event;

(2)    offering to repurchase, pursuant to the procedures required by this Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Payment, all Securities that are properly tendered by such Holder pursuant to such Change of Control Offer prior to 5:00 p.m. New York time on the second Business Day preceding the Change of Control Payment Date; and

(3)    describing the procedures, as determined by the Company, consistent with this Indenture, that Holders of record of the Securities must follow to accept the Change of Control Offer.

(c)    On or before the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of the Securities or portions of Securities properly tendered.

(d)    On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)    accept for payment all Securities or portions of Securities (in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2)    deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

(e)    The Paying Agent will promptly deliver to each Holder who has so tendered Securities the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities so tendered, if any; provided that each such new Security will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(f)    If the Change of Control Payment Date is on or after a regular record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Security is registered at the close of business on such record date.

(g)    A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

(h)    The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under such Change of Control Offer (an “Alternate Offer”) or (ii) the Company has given notice of the redemption of all of the Securities then Outstanding pursuant to Section 3.08 or 3.09, unless and until there is a Default in the payment of the applicable redemption price.

(i)    In the event that 90% or more of the aggregate principal amount of the Outstanding Securities are purchased pursuant to a Change of Control Offer or pursuant to an Alternate Offer, the Company shall have the right, upon not less than 15 days’ nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer, to redeem all of the Securities that remain Outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in such payment, accrued and unpaid interest, if any, on the Securities that remain Outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(j)    The Company shall comply with all applicable securities legislation in the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.02, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.02 by virtue of such compliance.

(k)    Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(l)    The provisions set forth in this Section 4.02 may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of Outstanding Securities.

SECTION 4.03    Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien upon any Principal Property or any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without making effective provision whereby the Securities (together with, if the Company shall so determine, any other Indebtedness or other obligation) shall be secured equally and ratably with (or, at the Company’s option, prior to) the Indebtedness so secured for so long as such Indebtedness is so secured. The foregoing restrictions do not, however, apply to Indebtedness secured by Permitted Liens.

Notwithstanding the foregoing, the Company and its Subsidiaries may, without securing the Securities, issue, assume or guarantee secured Indebtedness that would otherwise be subject to the foregoing restrictions in an aggregate principal amount that, together with (A) all other such Indebtedness of the Company and its Subsidiaries that would otherwise be subject to the foregoing restrictions (including Indebtedness permitted to be secured under clause (1) under the definition of Permitted Liens but excluding Indebtedness permitted to be secured under clauses (2) through (15) thereunder) and (B) the aggregate amount of Attributable Indebtedness deemed outstanding with respect to Sale/Leaseback Transactions (other than those in connection with which the Company has voluntarily retired any of the Securities, any Pari Passu Indebtedness or any Funded Indebtedness pursuant to clause (c) of Section 4.05 hereof), does not at any one time, measured at the time of incurrence, exceed the greater of (i) $500,000,000 and (ii) 4.75% of the Parent Guarantor’s Consolidated Net Tangible Assets. The aggregate amount of Indebtedness included under clauses (A) and (B) of the foregoing sentence shall be referred to as the “General Secured Debt.”

SECTION 4.04    Limitation on Subsidiary Indebtedness. (a) The Company shall not permit any of its Subsidiaries to incur, directly or indirectly, any Indebtedness other than:

(1)    existing Indebtedness of a Subsidiary of the Company outstanding on the Issue Date (other than Indebtedness described in clauses (2) and (11) of this Section 4.04);

(2)    Indebtedness represented by the Securities Guarantees (not including any Guarantees of Additional Securities);

(3)    intercompany loans and advances between or among the Parent Guarantor, the Company and the Subsidiaries of the Parent Guarantor; provided that (a) if the obligor on such intercompany loan or advance is a Subsidiary Guarantor and the obligee is not the Parent Guarantor, the Company or another Subsidiary Guarantor, then such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities Guarantee; and (b)(i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Parent Guarantor, the Company or a Subsidiary of the Parent Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent Guarantor, the Company or a Subsidiary of the Parent Guarantor, will be deemed, in each case, to constitute an incurrence of such Indebtedness by such Subsidiary that was not permitted by this clause (3);

(4)    Indebtedness under any Interest Rate Protection Agreements or any Currency Rate Protection Agreements;

(5)    Indebtedness (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed $200,000,000 in the aggregate at any time outstanding; provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one Business Day before being included in such aggregate amount;

(6)    Indebtedness of a Person existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into the Company or any other Member of the Consolidated Group and not incurred in contemplation of such transaction, and extensions, renewals or refinancings thereof that do not increase the amount of such Indebtedness (other than amounts included to pay costs of such extension, renewal or refinancing);

(7)    Indebtedness (i) under Performance Guaranties and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;

(8)    Indebtedness of any Subsidiary Guarantor that is subordinate in right of payment to the Securities Guarantee of such Subsidiary Guarantor;

(9)    Indebtedness (and Guarantees thereof) incurred to finance all or any part of the acquisition, completion of construction and commencement of commercial operation, alteration, repair or improvement of any Principal Property (including (i) the purchase of the Capital Stock of any entity whose assets consist primarily of Principal Property and/or other assets related thereto and (ii) any Guarantees of the Revolving Credit Facilities provided to permit the incurrence of such Indebtedness thereunder); provided that the Indebtedness was incurred prior to, at the time of or within one year after the later of the acquisition, the completion of construction, alteration, repair or improvement or the commencement of commercial operation thereof and the aggregate principal amount of such Indebtedness does not exceed 85% of the price of such acquisition, construction, alteration, repair or improvement;

(10)    Pari Passu Indebtedness incurred by any Subsidiary Guarantor in an aggregate amount at any one time outstanding under this clause (10) not to exceed the greater of (i) $750,000,000 and (ii) 7.25% of the Parent Guarantor’s Consolidated Net Tangible Assets measured at the time of incurrence of any such Indebtedness and after giving effect to such incurrence;

(11)    Indebtedness incurred pursuant to Credit Facilities (and Guarantees thereof) in an aggregate amount at any one time outstanding under this clause (11) not to exceed the greater of (i) $1,801,500,000 and (ii) 15% of the Parent Guarantor’s Consolidated Net Tangible Assets, measured at the time of incurrence of any such Indebtedness and after giving effect to such incurrence;

(12)    in addition to the items referred to in clauses (1) through (11) above, Indebtedness incurred by any Subsidiary (and Guarantees thereof) in an aggregate amount at any one time outstanding under this clause (12) not to exceed the greater of (i)

$750,000,000 and (ii) 7.25% of the Parent Guarantor’s Consolidated Net Tangible Assets, less the total General Secured Debt outstanding at the time of such incurrence (without double-counting any Indebtedness incurred under this clause (12) that would also constitute General Secured Debt), measured at the time of incurrence of any such Indebtedness and after giving effect to such incurrence; and

(13)    any extension, renewal, refunding, replacement or refinancing (collectively, a “refinancing”) of Indebtedness incurred pursuant to Section 4.04(a) (1), (2), (9) and this clause (13) (including, in each case, Guarantees thereof); provided that (i) the aggregate principal amount of such refinancing Indebtedness will not exceed the principal amount of Indebtedness so refinanced plus an amount necessary to pay fees and expenses, including premiums, related to such refinancing and (ii) the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the maturity date of the Securities set forth therein as the fixed date for final payment of principal (the “Maturity Date”)), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened, the interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and the principal payments thereunder prior to the Maturity Date are not increased.

(b)    Indebtedness permitted by Section 4.04(a) need not be permitted solely by reference to one provision of Section 4.04(a) permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of Section 4.04(a) permitting such Indebtedness. In the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.04(a), the Company shall be permitted, in its sole discretion, to divide, classify or reclassify all or a portion of such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses of Section 4.04(a).

(c)    Section 4.04(a) shall no longer apply following the first date that the Securities have Investment Grade Ratings and no Default or Event of Default has occurred and is continuing under this Indenture.

SECTION 4.05    Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than the Parent Guarantor or a Subsidiary of the Parent Guarantor), unless:

(a) the Company or such Subsidiary would be entitled to incur Indebtedness in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 4.03 hereof without equally and ratably securing the Securities pursuant to such covenant;

(b)    within a period commencing nine months prior to the consummation of such Sale/Leaseback Transaction and ending nine months after the consummation thereof, the Company or any of its Subsidiaries shall have expended for property used or to be used in the ordinary course of business of the Parent Guarantor and its Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below or as otherwise permitted); or

(c)    the Company, during the nine-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to either (i) the voluntary defeasance or retirement of any Securities, any Pari Passu Indebtedness or any Funded Indebtedness or (ii) the acquisition of one or more Principal Properties at fair value, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Parent Guarantor’s Board of Directors, of such property as of the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the sum of the principal amount of Securities, Pari Passu Indebtedness and Funded Indebtedness voluntarily defeased or retired by the Company plus any amount expended to acquire any Principal Properties at fair value, within such nine-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Subsidiary of the Company during such period.

SECTION 4.06    Future Guarantors. (a) The Company shall cause that at all times the Subsidiary Guarantors own, directly or indirectly, (i) assets comprising at least 85% of the revenue of the Consolidated Group with respect to the most recently completed fiscal year and (ii) Principal Property, whether in use, idle, or otherwise, the combined book value of which comprises at least 85% of the combined book value of all Principal Property of the Consolidated Group with respect to the most recently completed fiscal year.

(b)    A Subsidiary of the Company that is not a Guarantor may become a Subsidiary Guarantor if it executes and delivers to the Trustee a supplemental indenture in the form attached to this Indenture pursuant to which such Subsidiary will provide a Securities Guarantee.

(c)    Section 4.06(a) shall no longer apply following the first date that the Securities have Investment Grade Ratings and no Default or Event of Default has occurred and is continuing under this Indenture.

SECTION 4.07    Waiver of Certain Covenants. The Company may, with respect to any Securities, omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.02 to 4.06, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date; provided that unless the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 4.08    Statement by Officer as to Compliance; Statement by Officer as to Default. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Sections 4.02 to 4.06, inclusive, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.09    Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article 5

Consolidation, Amalgamation, Conveyance, Transfer or Lease of Company or Parent Guarantor

SECTION 5.01    Company and Parent Guarantor May Consolidate, Etc., Only on Certain Terms. (a) The Company shall not consolidate or amalgamate with or merge into any other Person or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its properties and assets to any Person (other than a direct or indirect Wholly Owned Subsidiary of the Company), and (b) the Parent Guarantor shall not consolidate or amalgamate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its properties and assets to any Person (other than a direct or indirect Wholly Owned Subsidiary of the Parent Guarantor), in each case, unless:

(1)    either (i) the Company or the Parent Guarantor, as applicable, shall be the continuing Person or (ii) the Person formed by such consolidation or amalgamation or into which the Company or the Parent Guarantor, as applicable, is merged, or the Person which acquires, by sale, lease, conveyance, transfer or other disposition, all or substantially all of the Company’s or the Parent Guarantor’s properties and assets, as applicable, shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on or any Additional Amounts with respect to the Securities and the performance of the Company’s or the Parent Guarantor’s, as applicable, covenants and obligations under this Indenture and the Securities, or, in the case of the Parent Guarantor, the Securities Guarantee of such Parent Guarantor;

(2)    immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)    the Company or the Parent Guarantor, as applicable, delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture (if any) comply with this Indenture.

SECTION 5.02    Successor Company Substituted. Upon any consolidation or amalgamation by the Company or the Parent Guarantor, as applicable, with or merger by the Company or the Parent Guarantor, as applicable, into any other Person or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company or the Parent Guarantor, as applicable, in accordance with Section 5.01, the successor Person formed by such consolidation or amalgamation or into which the Company or the Parent Guarantor, as applicable, is merged or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Parent Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or the Parent Guarantor, as applicable, herein and thereafter, and the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities and the Securities Guarantee of the Parent Guarantor, as applicable; provided that in the case of a lease of all or substantially all its assets, the predecessor Person will not be released from its obligations under this Indenture, the Securities or the Securities Guarantee, as applicable.

Article 6

Defaults and Remedies

SECTION 6.01    Events of Default. Each of the following is an “Event of Default” with respect to the Securities:

(1)    failure to pay principal of or premium (if any) on any Securities when due and payable at maturity, upon redemption or otherwise;

(2)    failure to pay any interest on or any Additional Amounts with respect to any Security when such interest or Additional Amounts become due and payable, and continuance of such default for a period of 30 days;

(3)    default in the performance or breach of any covenant of the Company or of any Guarantor in this Indenture, which default or breach continues uncured for a period of 90 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)    any Securities Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Securities Guarantee or pursuant to the terms of this Indenture) or any Guarantor denies or disaffirms its obligations under its Securities Guarantee;

(5)    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or similar law of another country or political subdivision of such country or (B) a decree or order adjudging the Company or any Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor under any applicable U.S. federal, state or similar law of another country or political subdivision of such country, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestration or other similar official of the Company or such Guarantor or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(6)    the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or similar law of another country or political subdivision of such country or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Guarantor to the entry of a decree or order for relief in respect of the Company or any Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or similar law of another country or political subdivision of such country, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Guarantor, or the filing by the Company or any Guarantor, of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal, state or similar law of another country or political subdivision of such country, or the consent by the Company or any Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Guarantor or of any substantial part of its property, or the making by the Company or any Guarantor of an assignment for the benefit of creditors, or the admission by the Company or any Guarantor in writing of its inability to pay its debts generally as they become due;

(7)    default under any bond, debenture, note or other evidence of Indebtedness (other than Non-Recourse Indebtedness) by the Parent Guarantor or any of its Subsidiaries or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of the Parent Guarantor or any of its Subsidiaries resulting in the acceleration of such Indebtedness (other than Non-Recourse Indebtedness), or any default in payment of such Indebtedness (other than Non-Recourse Indebtedness) (after expiration of any applicable grace periods and presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness (other than Non-Recourse Indebtedness) that has been so accelerated and with respect to which there has been such a default in payment shall exceed $100,000,000 and there has been a failure to obtain rescission or annulment of all such accelerations or to discharge all such defaulted indebtedness within 20 days after there has been given, by registered or certified mail, to the Parent Guarantor by the Trustee or to the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture; and

(8)    the Company’s failure to repurchase all of the Securities tendered for purchase upon a Change of Control Repurchase Event.

Upon the occurrence of an Event of Default pursuant to this Section 6.01 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in any Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such 90-day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 6.01.

SECTION 6.02    Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and continues, the Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Securities may declare the entire principal of and interest on all the Securities issued under this Indenture to be due and payable immediately. If an Event of Default occurs that is a result of an Event of Default described in clauses (5) or (6) of Section 6.01, the principal amount and interest on the Securities issued under this Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)    the Company has paid or deposited with the Trustee a sum sufficient to pay in U.S. dollars:

(A)    all overdue interest, if any, on all Outstanding Securities;

(B)    all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest, if any, on such unpaid principal (and premium, if any) at the rate or rates prescribed therefor in such Securities,

(C)    to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(D)    all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)    all Events of Default with respect to Securities other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 6.01(7) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or otherwise paid in full.

Upon the Trustee providing any declaration of acceleration, or rescission and annulment thereof pursuant to this Section 6.02 with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have provided such declaration of acceleration, or rescission and annulment, as the case may be. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may by, shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 6.02.

SECTION 6.03    Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1)    default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)    default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal, premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)    to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05    Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 6.06    Application of Money Collected. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: The balance, to the Person or Persons entitled thereto.

To the fullest extent allowed under applicable law, if for the purpose of obtaining judgment against the Company in any court it is necessary to convert the sum due in respect of the principal (and premium, if any) or interest, if any, with respect to the Securities (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York next preceding that on which final judgment is given. Neither the Company nor the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section 6.06 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 6.06 to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Company on the claim or claims underlying such judgment.

SECTION 6.07    Limitation on Suits. Subject to Section 6.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2)    the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)    such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).

SECTION 6.08    Unconditional Contractual Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the contractual right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 8) and in such Security of the principal of (and premium, if any) and interest, if any, on such Security on the Maturity Date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such contractual rights shall not be impaired without the consent of such Holder. Notwithstanding the foregoing, no amendment to, or deletion or waiver of any of the covenants described in Article 4 of this Indenture or any action taken by the Company or Guarantors not prohibited hereunder (other than with respect to actions set forth in the first paragraph of Section 10.02) shall be deemed to impair or affect any rights of any Holder to receive payment of principal of, and premium, interest and Additional Amounts, if any, on, the Securities.

SECTION 6.09    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.10    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.12    Control by Holders. Holders of a majority in principal amount of the Outstanding Securities may direct the time, method and place of:

(i) with respect to Securities, conducting any proceeding for any remedy available to the Trustee and exercising any trust or power conferred on the Trustee relating to or arising as a result of specified Events of Default; or

(ii) with respect to all Securities issued under this Indenture that are affected, conducting any proceeding for any remedy available to the Trustee and exercising any trust or power conferred on the Trustee relating to or arising other than as a result of such specified Events of Default;

provided, however, the Trustee may refuse to follow any such direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders of the Securities, or would expose the Trustee to personal liability. In addition, prior to acting at the direction of Holders, the Trustee will be entitled to be indemnified by those holders against any loss and expenses caused thereby.

Upon receipt by the Trustee of any such direction with respect to Securities all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 6.12.

SECTION 6.13    Waiver of Past Defaults. Subject to Sections 6.02 and 10.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Outstanding Securities waive any past Default or Event of Default hereunder, except a default

(1)    in the payment of the principal of (or premium, if any) or interest on any Security or the payment of Additional Amounts, if any, or

(2)    in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past Default or Event of Default hereunder. If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any such default hereunder, whether or not such Holders remain Holders after such record date; provided that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.14    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Maturity Date (or, in the case of redemption, on or after the redemption date).

SECTION 6.15    Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted; provided that this Section shall not prohibit the Company from exercising any rights it may have under this Indenture to contest any actions taken by the Trustee pursuant to this Section.

Article 7

Trustee

SECTION 7.01    Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02    Rights of Trustee. Subject to Section 7.01:

(a)    The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)    The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(l)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(n)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(o)    No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action would violate applicable law binding upon it.

SECTION 7.03    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.09.

SECTION 7.04    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture (or any supplement thereto) or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05    Notice of Defaults. The Trustee shall give notice of any Default or Event of Default with respect to the Securities known to the Trustee as provided in Section 7.02(h) to all Holders of Outstanding Securities within 90 days after the occurrence of such Default or Event of Default or, if it is not known to the Trustee as provided in Section 7.02(h) within 90 days of the occurrence of the Default or Event of Default, promptly (and in any event within 10 Business Days) after it becomes known to the Trustee as provided in Section 7.02(h); provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, premium (if any) or interest on any Security or in the payment of any sinking fund installment with respect to Securities, the Trustee shall be protected in withholding such notice if and so long as a committee of its Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.06    Compensation and Indemnity. The Company and the Guarantors, jointly and severally, agree to: (i) pay to the Trustee from time to time reasonable compensation for its services as has been agreed to by the Company and the Trustee (which compensation shall not be limited by any law on compensation of a trustee of an express trust); (ii) reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts); and (iii) indemnify, defend and protect and hold the Trustee and its agents against any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense found by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law or any similar federal, provincial, territorial or state law for the relief of debtors.

SECTION 7.07    Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee with respect to the Securities by so notifying the Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.09;

(2)    the Trustee is adjudged bankrupt or insolvent;

(3)    a receiver or other public officer takes charge of the Trustee or its property; or

(4)    the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense) or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture.

SECTION 7.09    Corporate Trustee Required; Eligibility. (a) There shall at all times be a Trustee hereunder which shall be:

(1)    a corporation organized and doing business under the laws of the United States, or of any state or territory thereof, or of the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or

(2)    a corporation or other person organized and doing business under the laws of a foreign government permitted to act as a Trustee pursuant to a rule, regulation or other order of the SEC, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees.

(b)    The Trustee shall have at all times a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Article 8

Defeasance and Covenant Defeasance

SECTION 8.01    Option to Effect Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all Outstanding Securities and Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02    Defeasance. Upon the Company’s exercise of the above option applicable to this Section, the Company (and any applicable Guarantors) shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (A) and (B) below and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in Section 8.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.06, 2.07 and 2.09, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 12.01, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder and (D) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03    Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section, and unless and until the Company has exercised its option applicable to Section 8.02, the Company (and any applicable Guarantors) shall be released from its obligations under Sections 4.02, 4.03, 4.04, 4.05 and 4.06 with respect to the Outstanding

Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”, and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration (and the consequences thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder). For this purpose, such covenant defeasance means that with respect to such Outstanding Securities the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenants set out in Sections 4.02, 4.03, 4.04, 4.05 and 4.06, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby. In addition, upon the Company’s exercise of such covenant defeasance, subject to the conditions set forth in Section 8.04 below, clauses (3), (4), (7) and (8) of Section 6.01 hereof shall not constitute “Events of Default”.

SECTION 8.04    Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the Outstanding Securities:

(1)    the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments;

(2)    pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the currency in which such Securities are then specified as payable at the Maturity Date) which through the scheduled payment of principal (and premium, if any) and interest, if any, in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient in the case of (A), (B) or (C), in the opinion of a nationally recognized firm of financial advisors or independent chartered professional accountants (expressed in a written certification thereof delivered to the Company, as evidenced by an Officers’ Certificate delivered to the Trustee), to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest, if any, on the Outstanding Securities on the Maturity Date (or redemption date, if applicable) of such principal (and premium, if any) or interest, if any. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian or the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt;

(3)    no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

(4)    such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

(5)    in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(6)    in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(7)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.02 or the covenant defeasance under Section 8.03 (as the case may be) have been complied with.

SECTION 8.05    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal (and premium, if any) and interest, if any received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a company request any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of financial advisors or independent public accountants (expressed in a written certification thereof delivered to the Company, together with an Officers’ Certificate delivered to the Trustee), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 8.06    Reinstatement. If the Trustee or any paying agent is unable to apply any money in accordance with Section 8.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.05; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

Article 9

Satisfaction and Discharge

SECTION 9.01    Satisfaction and Discharge of Indenture. (a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Article 12), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)    either:

(A)    all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for which payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation, or

(B)    all Securities and, in the case of (i) or (ii) below, not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable by reason of the delivery of a notice of redemption or otherwise, or

(ii)	shall become due and payable at the Maturity Date within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency in which the Securities of such Securities are payable, sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity Date or redemption date, as the case may be;

(2)    the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities (other than contingent obligations or liabilities for which no claim or demand for payment has been made); and

(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b)    After the conditions to discharge contained in this Article 9 have been satisfied, and the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company and the Guarantors under this Indenture.

Article 10

Amendment, Supplement and Waiver

SECTION 10.01    Without Consent of Holders. The Company, the Guarantors and the Trustee, at any time and from time to time, may amend or supplement this Indenture without notice to or consent of any Holder to:

(1)    cure any ambiguity, defect or inconsistency;

(2)    provide for the assumption of the Company’s or a Guarantor’s obligations in the case of a consolidation, amalgamation, merger or sale of all or substantially all of the Company’s or such Guarantor’s assets in accordance with Section 5.01;

(3)    make any change that does not adversely affect the rights of any Holder in any material respect;

(4)    provide for the issuance of Additional Securities;

(5)    to allow a Guarantor to execute a supplemental indenture or a Securities Guarantee or to release any Guarantor from any of its obligations under its Securities Guarantee or the provisions of this Indenture, in accordance with the terms of such Securities Guarantee or pursuant to the terms of this Indenture; or

(6)    conform the text of this Indenture to any provision of the section entitled “Description of the Notes” contained in the Offering Memorandum to the extent that such “Description of the Notes” was intended to be a verbatim recitation of this Indenture (as evidenced by an Officers’ Certificate).

SECTION 10.02    With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected. However, without the consent of each Holder of an Outstanding Security affected thereby, an amendment or waiver may not:

(1)    change the Maturity Date of the principal of or any installment of premium of or interest on any Security;

(2)    change any obligation of the Company to pay Additional Amounts contemplated by Section 12.01, except as provided for in this Indenture;

(3)    reduce the principal amount thereof or the rate of interest, if any, on any Security;

(4)    change any place of payment for any Security;

(5)    change the currency of payment of principal on (or premium, if any) or interest, if any on any Security;

(6)    amend the contractual right of any Holder to institute suit for the enforcement of any payment due in respect of any Security on or after the Maturity Date;

(7)    reduce the percentage in aggregate principal amount of the Outstanding Securities required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

(8)    waive any default in the payment of principal of, or premium or interest on, any Security due under this Indenture; or

(9)    release any Guarantor from its obligations under the Securities Guarantee or this Indenture, except in accordance with the terms of this Indenture.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if the substance thereof shall be approved.

SECTION 10.03    Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 10.04    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.05    Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 10.06    Notice of Supplemental Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 10.03, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner set forth in Section 13.01, setting forth in general terms the substance of such supplemental indenture.

Article 11

Guarantees

SECTION 11.01    Guarantees. Each Guarantor of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, on an unsecured senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of (and premium, if any) and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities (all the foregoing, being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor of Securities further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any obligation.

Each Guarantor of Securities waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor of Securities waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder of Securities shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture with respect to the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Guarantor.

Each Guarantor of Securities further agrees that its Securities Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 9.01, 11.02, 11.06 or 11.07, the obligations of each Guarantor of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor of Securities herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor of Securities further agrees that its Securities Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (and premium, if any) or interest on any obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of Securities or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of (and premium, if any) or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor of Securities agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Securities Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

Each Guarantor of Securities also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

SECTION 11.02    Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor of Securities shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 11.03    Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.05    Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06    Subsidiary Guarantors May Consolidate, Etc., Only on Certain Terms. (a) No Subsidiary Guarantor may consolidate or amalgamate with or merge into any other Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, other than to the Parent Guarantor, the Company or one of the Parent Guarantor’s other direct or indirect Wholly Owned Subsidiaries, unless:

(1)    either (i) such Subsidiary Guarantor is the surviving or resulting person or (ii) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or amalgamation or into which such Subsidiary Guarantor is merged, or the Person which acquires, by sale, lease, conveyance, transfer or other disposition, all or substantially all of such Subsidiary Guarantor’s properties and assets, as applicable, shall expressly assume, by a supplemental indenture, such Subsidiary Guarantor’s obligations under its Securities Guarantee and, in which case such person would be substituted for such Subsidiary Guarantor in this Indenture with the same effect as if it had been an original party to this Indenture; provided that no such assumption will be required in the event that immediately after giving effect to such consolidation, merger, amalgamation, sale or disposition, the Company will be in compliance with Section 4.06; and

(2)    immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(b)    Upon any consolidation, merger, amalgamation, sale or disposition described in Section 11.06(a), the applicable Subsidiary Guarantor shall be automatically released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.08) and the Securities Guarantee of such Subsidiary Guarantor.

SECTION 11.07    Release of Subsidiary Guarantor.    (a) In addition to Section 11.06, a Subsidiary Guarantor will be automatically released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.08):

(1)    upon legal defeasance or covenant defeasance of the Securities pursuant to Article 8 or if the Company’s obligations under this Indenture are satisfied and discharged pursuant to Article 9;

(2)    upon any sale, transfer or disposition of the Capital Stock of a Subsidiary Guarantor, if as a result of such sale, transfer or disposition, such Subsidiary Guarantor is no longer a Subsidiary of the Parent Guarantor and immediately after giving effect thereto, the Company shall be in compliance with Section 4.06;

(3)    upon the dissolution or liquidation of such Subsidiary Guarantor, if immediately after giving effect thereto, the Company shall be in compliance with Section 4.06; or

(4)    upon the first date that the Securities have Investment Grade Ratings and no Default or Event of Default has occurred and is continuing under this Indenture.

(b)    At the request of the Company and upon delivery of an Officers’ Certificate and Opinion of Counsel, if required, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor pursuant to this Section 11.07.

SECTION 11.08    Contribution. Each Guarantor that makes a payment under its Securities Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 11.09    Execution and Delivery. (a) To evidence its Securities Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an officer, director, general manager or person holding an equivalent title.

(b)    Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Securities Guarantee on the Securities.

(c)    If the person whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Security, the Securities Guarantees shall be valid nevertheless.

(d)    The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Securities Guarantee set forth in this Indenture on behalf of the Guarantors.

Article 12

Additional Amounts

SECTION 12.01    Payment of Additional Amounts.

(a)    The Company shall pay any amounts due with respect to payments on the Securities without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (each, a “Withholding Tax”) imposed by or for the account of the Cayman Islands or any other jurisdiction in which the Company is resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction”), unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, the Company will pay each Holder (subject to compliance by such Holder with any relevant administrative requirements) additional amounts (“Additional Amounts”) as will result in such Holder’s receipt of such amounts as it would have received had no such withholding or deduction been required.

(b)    If the Taxing Jurisdiction requires the Company to deduct or withhold any Withholding Tax, the Company shall (subject to compliance by the Holder with any relevant administrative requirements) pay such Additional Amounts in respect of the principal amount, redemption price and interest (if any) in accordance with the terms of the Securities and this Indenture; provided, however, that the foregoing shall not apply to:

(1)    any Withholding Tax that would not be payable or due but for the fact that (1) the Holder of a Security (or a fiduciary, settlor, beneficiary of, member or shareholder of, such Holder, if such Holder is an estate, trust, partnership or corporation) is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or fixed base or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the Security or the collection of the principal amount, redemption price and interest (if any), in accordance with the terms of the Security and this Indenture, or the enforcement of the Security or (2) where presentation is required, the Security was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(2)    any Withholding Tax attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge;

(3)    any Withholding Tax attributable to any tax, levy, impost or charge that is payable otherwise than by withholding from payment of the principal amount, redemption price and interest (if any);

(4)    any Withholding Tax that would not have been imposed but for the failure to comply with certification, identification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the Holder or beneficial owner of a Security, if (A) this compliance is required by statute or by regulation as a precondition to relief or exemption from such Withholding Tax and (B) at least 30 days prior to the first scheduled payment date for which compliance will be required, the Parent Guarantor has notified Holders or beneficial owners of Securities that they must comply with such certification, identification, information, documentation or other reporting requirements;

(5)    any Withholding Tax to the extent a Holder of a Security is entitled to a refund or credit in the Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction; or

(6)    any combination of the instances described in (1) through (5).

(c)    With respect to Section 12.01(b)(5) above, in the absence of evidence satisfactory to the Company, the Company may conclusively presume that a Holder of the Security is entitled to a refund or credit of all amounts required to be withheld. The Company shall not be required to pay any Additional Amounts to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of the Security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof, would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

(d)    Each Guarantor shall, with respect to its Securities Guarantee, pay Additional Amounts, subject to the above requirements and limitations, with respect to any Withholding Tax imposed by or for the account of any Taxing Jurisdiction (which, for this purpose, includes any jurisdiction in which such Guarantor is resident for tax purposes or any political subdivision or taxing authority thereof) with respect to any payments made under the Securities Guarantee.

(e)    The Company or the relevant Guarantor, as the case may be, shall furnish to the Trustee documentation reasonably satisfactory to the Trustee evidencing the payment of any Withholding Taxes with respect to payments on the Securities. Copies of such receipts will be made available to the Holders of the Securities or beneficial owners of the Securities upon written request. The Trustee will have no duty to determine whether any Additional Amounts are payable or the amount thereof.

(f)    All references in this Indenture or the Securities to “interest” or other amounts payable with respect to the Securities or the Securities Guarantees shall include (without duplication) any Additional Amounts due with respect thereto.

Article 13

Miscellaneous

SECTION 13.01    Notices. Any notice or communication shall be in writing and mailed or emailed, delivered in Person or by overnight air carrier guaranteeing next day delivery as follows:

if to the Company or any Guarantor:

Noble Corporation

Suite 3D, Landmark Square

64 Earth Close

George Town

Grand Cayman, Cayman Islands, KY1-1206

Attention: Alan R. Hay

with a copy to:

Noble Corporation

13135 South Dairy Ashford

Suite 800

Sugar Land, Texas 77478

Attention: General Counsel

Email: corporatetreasury@noblecorp.com

if to the Trustee:

Wells Fargo Bank, N.A.

1445 Ross Avenue, Suite 4300

Dallas, Texas 75202

Attention: Corporate Trust, Municipal and Escrow Services

Email: patrick.giordano@wellsfargo.com

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and upon confirmation of receipt, if sent by email.

Any notice or communication mailed (or, in the case of Global Securities, sent to the Depositary pursuant to Applicable Procedures) to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or otherwise send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 13.02    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.03    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)    a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 13.04    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.05    Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.06    Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.07    No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Guarantor under its Securities Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.08    Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.09    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 13.10    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.11.    Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.11    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identities each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGES FOLLOW]

Noble Holding International Limited

By:	/s/ Alan R. Hay
	Name:	Alan R. Hay
	Title:	Director

Noble Corporation

By:	/s/ Thomas B Sloan, Jr.
	Name:	Thomas B Sloan, Jr.
	Title:	Vice President and Chief Financial Officer

Noble 2018-I Guarantor LLC

By:	/s/ Thomas B Sloan, Jr.
	Name:	Thomas B Sloan, Jr.
	Title:	President

Noble 2018-II Guarantor LLC

By:	/s/ Thomas B Sloan, Jr.
	Name:	Thomas B Sloan, Jr.
	Title:	President

Noble 2018-III Guarantor LLC

By:	/s/ Thomas B Sloan, Jr.
	Name:	Thomas B Sloan, Jr.
	Title:	President

Noble 2018-IV Guarantor LLC

By:	/s/ Thomas B Sloan, Jr.
	Name:	Thomas B Sloan, Jr.
	Title:	President

[Signature page to the Indenture]

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

[Signature page to the Indenture]

Appendix A

PROVISIONS RELATING TO SECURITIES

1.    Definitions.

1.1    Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

Capitalized terms used and not otherwise defined in this Appendix A shall have the meanings given to them in the Indenture.

1.2    Other Definitions.

Term	Defined in Section:
“144A Global Security”	2.1(a)
“Agent Members”	2.1(b)
“Global Security”	2.1(a)
“Regulation S Global Security”	2.1(a)

2.    The Securities.

2.1    (a) Form and Dating. The Securities shall be issued initially in the form of one or more global restricted Securities in definitive, fully registered form (the “144A Global Security”) and one or more global Regulation S Global Securities in definitive, fully registered form (the “Regulation S Global Security,” and together with the 144A Global Securities, each, a “Global Security”) with the global securities legend set forth in Exhibit 1.1 and Exhibit 1.2 hereto, respectively, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b)    Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)    Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2    Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $750,000,000 7.875% Senior Guaranteed Notes due 2026 and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture. In the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, a written order of the Company signed by an Officer or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company shall certify that such issuance is in compliance with Section 4.04 of the Indenture.

2.3    Transfer and Exchange.

(a)    Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary in accordance with the provisions hereof and the Applicable Procedures; provided that no procedures set forth herein shall apply to transfers of beneficial interests within a Global Security. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Securities also shall require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1)    Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(a)(1).

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(a)(1) above, the transferor of any such beneficial interest must deliver to the Registrar either (A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if permitted under Section 2.3(g) hereof, (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(i) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in the Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.3(g) hereof.

(3)    Transfer of Beneficial Interests in a Restricted Global Security to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Appendix C hereto, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Appendix C hereto, including the certifications in item (2) thereof.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the exchange or transfer complies with the requirements of Section 2.3(a)(2) above and the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(a) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this clause 4, if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.3(a)(4) at a time when an Unrestricted Global Security has not yet been issued, the Company shall execute and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Paragraph 4.

(5)    Transfer or Exchange of Beneficial Interests in Unrestricted Global Securities for Beneficial Interests in Restricted Global Securities Prohibited. Beneficial interests in an Unrestricted Global Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(b)    Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities.

(1)    Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. Subject to Section 2.4 hereof, if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver a Restricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Restricted Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.3(b)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. Subject to Section 2.4 hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(b) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(b)(2) the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Restricted Global Security.

(3)    Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. Subject to Section 2.4 hereof, if any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, then, upon satisfaction of the applicable conditions set forth in Section 2.3(a)(2) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the applicable Unrestricted Global Security, and the Company shall execute and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Security to the Persons in whose names such Security is so registered. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.3(b)(3) shall not bear the Private Placement Legend.

(c)    Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.

(1)    Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such

Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (b) thereof;

(B)    if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (1) thereof; or

(C)    if such Restricted Definitive Security is being transferred to a “non-U.S. Person” (as defined in Rule 902(k) of Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Appendix C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, a 144A Global Security, and in the case of clause (C) above, a Regulation S Global Security.

(2)    Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)    if the holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(c) thereof; or

(B)    if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(c)(2), the Trustee shall cancel such Restricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of the Unrestricted Global Security.

(3)    Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased in a corresponding amount pursuant to Section 2.3(g) hereof the aggregate principal amount of one of the Unrestricted Global Securities.

(4)    Transfer or Exchange of Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities Prohibited. An Unrestricted Definitive Security may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Security.

(5)    Issuance of Unrestricted Global Securities. If any such exchange or transfer of a Definitive Security for a beneficial interest in an Unrestricted Global Security is effected pursuant to clause (2) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(d)    Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a holder of Definitive Securities and such holder’s compliance with the provisions of this Section 2.3(d), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(d).

(1)    Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, a certificate in the form of Appendix C hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Appendix C hereto, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Appendix C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)    Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)    if the holder of such Restricted Definitive Security proposes to exchange such Security for an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (1)(d) thereof; or

(B)    if the holder of such Restricted Definitive Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Appendix C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause 2, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.3(d)(2) the Trustee shall cancel the prior Restricted Definitive Security and the Company shall execute, and the Trustee shall authenticate and deliver an Unrestricted Definitive Security in the appropriate principal amount to the Person designated by the holder of such prior Restricted Definitive Security in instructions delivered to the Registrar by such holder.

(3)    Unrestricted Definitive Securities to Unrestricted Definitive Securities. A holder of an Unrestricted Definitive Security may transfer such Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register such Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(e)    Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1)    Private Placement Legend.

(A)    Except as permitted by clause (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B)    Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to clauses (b)(4), (c), (c)(3), (d)(2) or (d)(3) to this Section 2.3 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)    Regulation S Legend. Each Regulation S Global Security shall bear a legend in substantially the following form:

“THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, ANY OFFER OR SALE OF THE NOTES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902 OF REGULATION S.”

(3)    Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS

AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f)    Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)    General Provisions Relating to Transfers and Exchanges.

(1)    No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(2)    All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of the Indenture equally and proportionately with all other Securities duly issued hereunder.

(3)    Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date (including a regular record date) and the next succeeding interest payment date.

(4)    Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, in each case regardless of any notice to the contrary.

(5)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section to effect a registration of transfer or exchange may be submitted by facsimile.

(6)    The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfer between or among Participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h)    Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(i)    No Obligation of the Trustee.

(1)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(2)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4    Certificated Securities.

(a)    A Global Security deposited with the Depositary or with the Trustee as Securities Custodian for the Depositary pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and the Depositary fails to appoint a successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Indenture.

(b)    Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at its principal Corporate Trust Office, in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c)    Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(d)    In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1.1

to

APPENDIX A

[FORM OF FACE OF 144A SECURITY]

[Global Securities Legend]

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION

Appendix A-1

REQUIREMENTS OF THE SECURITIES ACT THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	$
CUSIP NO.
ISIN NO.

NOBLE HOLDING INTERNATIONAL LIMITED

7.875% Senior Guaranteed Notes due 2026

Noble Holding International Limited, a Cayman Islands exempted company limited by shares (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of                      UNITED STATES DOLLARS ($        ), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on February 1, 2026.

Appendix A-2

Interest Rate: 7.875% per annum

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Appendix A-3

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:	NOBLE HOLDING INTERNATIONAL LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 7.875% Senior Guaranteed Notes due 2026 described in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory

Dated:

Appendix A-4

[FORM OF REVERSE SIDE OF 144A SECURITY]

NOBLE HOLDING INTERNATIONAL LIMITED

7.875% Senior Guaranteed Notes due 2026

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	INTEREST. Noble Holding International Limited (the “Company”) promises to pay interest on the principal amount of this Security at 7.875% per annum. The Company shall pay interest semi-annually in arrears on February 1 and August 1 of each year, commencing [ ]. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [ ]. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by this Security, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal (and premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security of not less than $1,000,000 aggregate principal amount of Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	INDENTURE. The Company issued the Securities under an Indenture dated as of January 31, 2018 (the “Indenture”), among the Company, the Guarantors and the

Appendix A-5

Trustee. This Security is one of a duly authorized issue of notes of the Company designated as its 7.875% Senior Guaranteed Notes due 2026, initially issued in the aggregate principal amount of $750,000,000. The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security). Any term used in this Security that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.	OPTIONAL REDEMPTION.

(a)    Prior to February 1, 2021, the Company may, on one or more occasions, redeem up to a maximum of 40% of the Securities (calculated giving effect to any issuance of Additional Securities) in an amount not to exceed the Net Cash Proceeds of one or more Equity Offerings by Noble-UK (or in the event of a Redomestication, any Surviving Person) that are contributed to the Parent Guarantor (or any successor Person resulting from any transaction permitted by Article 5 of the Indenture) or that are used to purchase Capital Stock (other than Disqualified Stock) of the Parent Guarantor (or such successor Person), at a redemption price equal to 107.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) after giving effect to any such redemption at least 60% of the aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains Outstanding; and (2) any such redemption by the Company must be made within 90 days of such Equity Offering.

(b)    Prior to February 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but excluding), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)    On or after February 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on February 1 of the years indicated below:

Year	Percentage
2021	105.906%
2022	103.938%
2023	101.969%
2024 and thereafter	100.000%

Appendix A-6

6.	CHANGE OF CONTROL REPURCHASE EVENT. Upon the occurrence of a Change of Control Repurchase Event, unless the Company shall have exercised its option pursuant to Section 5 hereof to redeem the Securities, the Company will be required to make an offer to each Holder of the Securities, to repurchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

7.	ADDITIONAL AMOUNTS. The Company and the Guarantors shall pay Additional Amounts, if any, as provided in the Indenture. All references in the Indenture or the Securities to “interest” or other amounts payable with respect to the Securities or the Securities Guarantees shall include (without duplication) any Additional Amounts due with respect thereto.

8.	GUARANTEE. The payment by the Company of the principal of, and premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9.	DENOMINATIONS; TRANSFER; EXCHANGE. The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date. Transfer may be restricted as provided in the Indenture.

10.	PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture with respect to the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal (and premium, if any) and interest on the Securities to redemption or maturity, as the case may be.

Appendix A-7

13.	AMENDMENT; SUPPLEMENT AND WAIVER. The Indenture or the Securities may be amended or supplemented as set forth in Article 10 of the Indenture.

14.	DEFAULTS AND REMEDIES. The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.

15.	TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

16.	NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture with respect to the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	AUTHENTICATION. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Appendix A-8

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Noble Corporation

13135 South Dairy Ashford

Suite 800

Sugar Land, Texas 77478

Attention: General Counsel

Appendix A-9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-10

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Appendix A-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Indenture, check the box:

☐ 4.02

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.02 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-12

EXHIBIT 1.2

to

APPENDIX A

[FORM OF FACE OF REGULATION S SECURITY]

[Global Securities Legend]

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE

Appendix A-13

AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, ANY OFFER OR SALE OF THE NOTES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902 OF REGULATIONS.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF APPENDIX A TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4 OF APPENDIX A TO THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Appendix A-14

No.	$

CUSIP NO.

ISIN NO.

NOBLE HOLDING INTERNATIONAL LIMITED

7.875% Senior Guaranteed Notes due 2026

Noble Holding International Limited, a Cayman Islands exempted company limited by shares (herein called the “Company”, which term includes any Successor Company under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of                      UNITED STATES DOLLARS ($        ), subject to adjustments listed on the Schedule of Increases or Decreases in Global Security attached hereto, on February 1, 2026.

Interest Rate: 7.875% per annum

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

Appendix A-15

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Dated:	NOBLE HOLDING INTERNATIONAL LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 7.875% Senior Guaranteed Notes due 2026 described in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory

Dated:

Appendix A-16

[FORM OF REVERSE SIDE OF REGULATION S SECURITY]

NOBLE HOLDING INTERNATIONAL LIMITED

7.875% Senior Guaranteed Notes due 2026

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	INTEREST. Noble Holding International Limited (the “Company”) promises to pay interest on the principal amount of this Security at 7.875% per annum. The Company shall pay interest semi-annually in arrears on February 1 and August 1 of each year, commencing [ ]. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [ ]. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by this Security, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal (and premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security of not less than $1,000,000 aggregate principal amount of Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., a national banking association duly organized and existing under the laws of the United States of America (the “Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	INDENTURE. The Company issued the Securities under an Indenture dated as of January 31, 2018 (the “Indenture”), among the Company, the Guarantors and the

Appendix A-17

Trustee. This Security is one of a duly authorized issue of notes of the Company designated as its 7.875% Senior Guaranteed Notes due 2026, initially issued in the aggregate principal amount of $750,000,000. The terms of the Securities include those stated in the Indenture, and Holders are referred to the Indenture for a statement of those terms (which for greater certainty includes the right of exchange of the Securities provided in Appendix A to the Indenture, which is an express term of this Security). Any term used in this Security that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.	OPTIONAL REDEMPTION.

(a)    Prior to February 1, 2021, the Company may, on one or more occasions, redeem up to a maximum of 40% of the Securities (calculated giving effect to any issuance of Additional Securities) in an amount not to exceed the Net Cash Proceeds of one or more Equity Offerings by Noble-UK (or in the event of a Redomestication, any Surviving Person) that are contributed to the Parent Guarantor (or any successor Person resulting from any transaction permitted by Article 5 of the Indenture) or that are used to purchase Capital Stock (other than Disqualified Stock) of the Parent Guarantor (or such successor Person), at a redemption price equal to 107.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) after giving effect to any such redemption at least 60% of the aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains Outstanding; and (2) any such redemption by the Company must be made within 90 days of such Equity Offering.

(b)    Prior to February 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but excluding), the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)    On or after February 1, 2021, the Company shall be entitled at its option to redeem the Securities, in whole or in part, at the redemption prices applicable to the Securities (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on February 1 of the years indicated below:

Year	Percentage
2021	105.906%
2022	103.938%
2023	101.969%
2024 and thereafter	100.000%

Appendix A-18

6.	CHANGE OF CONTROL REPURCHASE EVENT. Upon the occurrence of a Change of Control Repurchase Event, unless the Company shall have exercised its option pursuant to Section 5 hereof to redeem the Securities, the Company will be required to make an offer to each Holder of the Securities, to repurchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

7.	ADDITIONAL AMOUNTS. The Company and the Guarantors shall pay Additional Amounts, if any, as provided in the Indenture. All references in the Indenture or the Securities to “interest” or other amounts payable with respect to the Securities or the Securities Guarantees shall include (without duplication) any Additional Amounts due with respect thereto.

8.	GUARANTEE. The payment by the Company of the principal of, and premium, if any, and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

9.	DENOMINATIONS; TRANSFER; EXCHANGE. The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company will require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date. Transfer may be restricted as provided in the Indenture.

10.	PERSONS DEEMED OWNERS. The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture with respect to the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal (and premium, if any) and interest on the Securities to redemption or maturity, as the case may be.

Appendix A-19

13.	AMENDMENT; SUPPLEMENT AND WAIVER. The Indenture or the Securities may be amended or supplemented as set forth in Article 10 of the Indenture.

14.	DEFAULTS AND REMEDIES. The Events of Default relating to the Securities are defined in Section 6.01 of the Indenture.

15.	TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.

16.	NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture with respect to the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.	AUTHENTICATION. This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Appendix A-20

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Noble Corporation

13135 South Dairy Ashford

Suite 800

Sugar Land, Texas 77478

Attention: General Counsel

Appendix A-21

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this

Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee: (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-22

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

Appendix A-23

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.02 of the Indenture, check the box:

☐ 4.02

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.02 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee: (Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-24

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

Noble Corporation

Suite 3D, Landmark Square

64 Earth Close

George Town

Grand Cayman, Cayman Islands, KY1-1206

Attention: Alan R. Hay

With a copy to:

Noble Corporation

13135 South Dairy Ashford

Suite 800

Sugar Land, Texas 77478

Attention: General Counsel

Wells Fargo Bank, N.A.

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:	7.875% Senior Guaranteed Notes due 2026

Reference is hereby made to the Indenture, dated as of January 31, 2018 (the “Indenture”), among Noble Holding International Limited, as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $         in such Security[ies] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Security and in the Indenture and the Securities Act.

☐    Check and complete if Transferee will take delivery of a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Security and Restricted Definitive Security and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

☐    such Transfer is being effected to the Company or any of its Subsidiaries;

or

☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security, on Restricted Definitive Security and in the Indenture.

☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Security or Restricted Definitive Security and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐ a beneficial interest in the:

		(i)	☐ 144A Global Note (CUSIP ), or

		(ii)	☐ Regulation S Global Note (CUSIP ); or

	(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

	(a)	☐ a beneficial interest in the:

		(i)	☐ 144A Global Note (CUSIP ), or

		(ii)	☐ Regulation S Global Note (CUSIP ), or

		(iii)	☐ Unrestricted Global Note (CUSIP ); or

	(b)	☐ a Restricted Definitive Note; or

	(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

APPENDIX C

FORM OF CERTIFICATE OF EXCHANGE

Noble Corporation

Suite 3D, Landmark Square

64 Earth Close

George Town

Grand Cayman, Cayman Islands, KY1-1206

Attention: Alan R. Hay

With a copy to:

Noble Corporation

13135 South Dairy Ashford

Suite 800

Sugar Land, Texas 77478

Attention: General Counsel

Wells Fargo Bank, N.A.

Corporate Trust – DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re:	7.875% Senior Guaranteed Notes due 2026

Reference is hereby made to the Indenture, dated as of January 31, 2018 (the “Indenture”), among Noble Holding International Limited, as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Security[ies] or interest in such Security [ies] specified herein, in the principal amount of $         in such Security[ies] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security evidencing the same indebtedness as the Restricted Global Security

☐    Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Security and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

☐    Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

☐     Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CIRCLE ONE] 144A Global Security or Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Security and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

APPENDIX D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , 20    , among                      (the “Guarantor”), [a subsidiary of] [Noble Holding International Limited / Noble Corporation] (or its permitted successor), a Cayman Islands exempted company (the “[Company / Parent Guarantor]”) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the [Noble Holding International Limited (or its permitted successor), a Cayman Islands exempted company (the “Company”)][Company] has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 31, 2018 providing for the issuance of 7.875% Senior Guaranteed Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor will execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor will unconditionally guarantee Guaranteed Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in this Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

5. GOVERNING LAW. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

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6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.

8. THE TRUSTEE. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

Dated:             , 20    .

[GUARANTOR]

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

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